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                                                           Exhibit 99.1
ANZ Capel Court Limited                                    18 May 2001
Level 17                                                   S Fuller
530 Collins Street                                         Partner
Melbourne  VIC  3000                                       Direct Line
                                                           (612) 9296 2155

Dear Sirs

KINGFISHER TRUST 2001-1G (THE "TRUST")
REGISTRATION STATEMENT

We have acted for ANZ Capel Court Limited ("TRUST MANAGER") and Australia and New Zealand Banking Group Limited ("ANZ") in connection with the offering of Class A Notes by the Trust which is constituted under the Master Trust Deed ("MASTER TRUST DEED") between Perpetual Trustee Company Limited ("ISSUER TRUSTEE") and the Trust Manager. The Class A Notes are being registered pursuant to the Securities Act of 1933, as amended (the "ACT") by means of a registration statement of the Trust Manager on Form S-11 ("REGISTRATION STATEMENT") of which the prospectus forms part ("PROSPECTUS").

Definitions in the Prospectus apply in this opinion (unless otherwise defined in this opinion). "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1        DOCUMENTS

         We have examined a copy of the Prospectus forming part of the Registration Statement as filed with the Securities and Exchange Commission ("COMMISSION") under the US Securities Act of 1933.

2        ASSUMPTION

         For the purposes of giving this opinion, we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3        QUALIFICATION

         Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or the United States.
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ANZ Capel Court Limited                                    18 May 2001
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4        OPINION

         Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below), we are of the opinion that:

         (a) any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction in respect of an obligation of the Issuer Trustee in respect of a Class A Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Issuer Trustee in the courts of the Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

              (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

              (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

              (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

              (iv)  the judgment is a penal or revenue judgment; or

              (v) there has been a prior judgement in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; and

         (b) a judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Enforcement of Foreign Judgements in Australia" in part B of the Prospectus, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Mallesons Stephen Jaques